Exhibit 23.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of International Isotopes, Inc. for the year ended December 31, 2016 of our report dated March 31, 2017 included in its Registration Statement on Form S-8 (No. 333-206369, 333-121335 and No. 333-158575), and Form S-3 (No. 333-142674) relating to the financial statements for the year ended December 31, 2016 listed in the accompanying index.

Salt Lake City, Utah

March 31, 2017

www.eidebailly.com

5 Triad Center, Ste. 600  |  Salt Lake City, UT 84180-1106  |  T 801.532.2200  |  F 801.532.7944  |  EOE